Exhibit 99.1

***FOR RELEASE ON NOVEMBER 20, 2017 AT 8:00 AM EASTERN STANDARD TIME***

FOR: ZIONS BANCORPORATION                Contact: James Abbott
One South Main Street                        Tel: (801) 844-7637
Salt Lake City, Utah
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION ANNOUNCES PLANS TO SIMPLIFY ITS STRUCTURE
BY MERGING PARENT COMPANY INTO ITS BANKING SUBSIDIARY

SALT LAKE CITY, November 20, 2017 – Zions Bancorporation (NASDAQ: ZION) announced today its intention to streamline its corporate structure by merging the parent company into its banking subsidiary, ZB, N.A or one of its subsidiaries. The resulting entity will bear the name Zions Bancorporation, N.A. and will continue to operate with its existing local brand names and management teams in markets throughout the western United States.

Concurrently with the simplification of its corporate structure, Zions will file an application with the Financial Stability Oversight Council (FSOC) seeking a determination that the resulting banking organization is not "systemically important" as defined by provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Although under Section 117 of the Dodd-Frank Act the successor organization to a bank holding company with assets of over $50 billion that ceases to exist as a bank holding company would otherwise be treated as a nonbank financial company that has been designated as systemically important under Section 113 of the Act, Section 117(c) of the Act provides that a firm may appeal such treatment as a nonbank financial company to the FSOC.

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, stated, "Historically, Zions Bancorporation operated as a multi-bank holding company with separately chartered banks in each of several western states. In late 2015, we consolidated our seven banks under a single national bank charter as part of a larger effort to simplify our business operations. We now conduct essentially all our business under that single national bank charter. We believe the logical next step in rationalizing and simplifying our business is to eliminate our holding company, an entity which is no longer necessary in serving customers and providing for the needs of investors." Mr. Simmons continued, "We will seek the FSOC's determination that our bank is not systemically important in the context of the larger U.S. economy - a determination that would streamline our regulatory framework and eliminate duplicative examinations and other overlapping regulatory requirements. There is much evidence that a consensus exists among Washington policymakers that a straightforward regional bank of Zions' size and lack of complexity does not warrant the ‘systemically important’ appellation, and we are optimistic that the FSOC will arrive at that conclusion as well."

Zions expects to initiate the filings and other actions required in connection with this project, including filing a proxy statement and other proxy materials with the Securities and Exchange Commission and scheduling a shareholder vote to approve the combination, before the end of the year. Assuming a favorable result from the FSOC, receipt of required regulatory approvals and an affirmative vote by shareholders, Zions expects to consummate the transaction within six months from the date the appeal request is filed with the FSOC, provided that Congressional hearings are not held under Section 117(c)(2)(b)(ii) of the Dodd-Frank Act. Zions is represented in this matter by the law firm of Sullivan & Cromwell LLP.

Zions Bancorporation is one of the nation's premier financial services companies with total assets exceeding $65 billion. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices.

Forward Looking Information
This communication includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this communication that are based on other than historical information or that express Zions Bancorporation’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect, among other things, our current expectations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.

Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction and receipt of regulatory approvals or determinations, or the anticipated benefits thereof, including, without limitation, future financial and operating results. Important risk factors that may cause such material differences include, but are not limited to, risks and uncertainties related to the ability to obtain shareholder and regulatory approvals or determinations, or the possibility that such approvals or determinations may be delayed; the imposition by regulators of conditions or requirements that are not favorable to Zions; the ability of Zions Bancorporation to achieve anticipated benefits from the consolidation and regulatory determinations; and legislative, regulatory and economic developments that may diminish or eliminate the anticipated benefits of the consolidation. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the Securities and Exchange Commission in connection with the proposed transaction.

Except as required by law, Zions Bancorporation specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Important Additional Information and Where to Find It
Zions Bancorporation will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Zions free of charge by contacting: Investor Relations, Zions Bancorporation, One South Main Street, 15th Floor, Salt Lake City, Utah 84133, (801) 844-7637.

Participants in Proxy Solicitation
Zions Bancorporation, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Zions’ shareholders in connection with the proposed transaction. Information about the directors and executive officers of Zions and their ownership of Zions stock is set forth in the proxy statement for Zions’ 2017 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement for the proposed transaction when it becomes available.

#    #    #    #    #    #    #    # #